Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158-3698
Tel. 212.476.9000


March 30, 2001


Mr. Robert L. DeNormandie
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

Dear Mr. DeNormandie

On March 29, 2001, the Board of Trustees of the Funds listed below voted not to retain PricewaterhouseCoopers LLP as the independent accountants effective immediately. This action was recommended by the fund's' Audit Committee on February 22, 2001.

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1.	Effective March 29, 2001, the Board of Trustees of the Funds listed below voted not to retain PricewaterhouseCoopers LLP as the fund's independent accountants. This action was recommended by the funds'
Audit committee on February 22, 2001.

2.	PricewaterhouseCoopers LLP's reports on the funds' financial statements for fiscal years ended in 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3.	During the fund's fiscal years ended 2000 and 1999, and through
February 14, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.











 A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to each fund's next Form N-SAR (in accordance with sub-Item 77k of form N-SAR).

Sincerely,


Richard Russell
Treasurer of the Funds



Fund 							Commission File Number

Neuberger Berman Manhattan Fund 			811-582
Neuberger Berman Manhattan Trust			811-582
Neuberger Berman Manhattan Assets 			811-582
Neuberger Berman Manhattan Portfolio			811-582
Neuberger Berman Millennium Fund			811-582
Neuberger Berman Millennium Trust			811-582
Neuberger Berman Millennium Assets			811-582
Neuberger Berman Millennium Portfolio			811-582
Neuberger Berman Regency Fund				811-582
Neuberger Berman Regency Trust				811-582
Neuberger Berman Regency Portfolio 			811-582
Neuberger Berman Socially Responsive Fund		811-582
Neuberger Berman Socially Responsive Trust		811-582
Neuberger Berman Socially Responsive Assets		811-582
Neuberger Berman Socially Responsive Portfolio		811-582
Neuberger Berman Century Fund				811-582
Neuberger Berman Century Trust				811-582
Neuberger Berman Century Portfolio			811-582
Neuberger Berman Technology Fund			811-582
Neuberger Berman Technology Trust			811-582
Neuberger Berman Technology Portfolio			811-582

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